SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

March 10, 2005

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado		80203-4518
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code            303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the

        Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the

        Exchange Act

ITEM 1.01                             Entry into a Material Definitive Agreement

                On March 10, 2005, the Board of Directors of Cimarex Energy Co. approved an increase in the compensation of directors which includes:  (i) an award of restricted stock for a number of shares determined by dividing $70,000 by the average of the highest and lowest sales prices of Cimarex common stock as reported by the New York Stock Exchange on May 18, 2005, which will vest at the rate of one-third per year on each anniversary date of the grant; (ii) an annual retainer of $40,000; and (iii) an additional annual retainer of $10,000 for each chairman of a Board committee.  A summary of the approved director compensation is attached as Exhibit 10.1.

ITEM 9.01                             Financial Statements and Exhibits

                (c)           Exhibits

Exhibit No.	Description

10.1	Director Compensation Table

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: March 14, 2005	By:	/s/ Paul Korus
Paul Korus, Vice President,
Chief Financial Officer, Treasurer and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Director Compensation Table